CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL, AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [***].

Exhibit 10.1

FOURTEENTH AMENDMENT TO AGREEMENT OF LEASE

DATED THIS 11th DAY OF NOVEMBER, 2021

BY AND BETWEEN

    THE BUNCHER COMPANY, as Landlord, a Pennsylvania corporation having its principal office in the City of Pittsburgh, Allegheny County, Pennsylvania,

AND

    HAEMONETICS CORPORATION, as Tenant, a Massachusetts corporation having its principal place of business in the City of Boston, Suffolk County, Massachusetts.

    WHEREAS, the parties hereto have entered into that certain Agreement of Lease dated July 17, 1990; as amended by First Amendment to Agreement of Lease dated April 30, 1991; by Second Amendment to Agreement of Lease dated October 18, 2000; by Third Amendment to Agreement of Lease dated March 23, 2004; by Fourth Amendment to Agreement of Lease dated March 12, 2008; by Fifth Amendment to Agreement of Lease dated October 1, 2008; by Sixth Amendment to Agreement of Lease made as of January 8, 2010; by Seventh Amendment to Agreement of Lease made as of March 31, 2011; by letter agreement dated January 27, 2012; along with the renewal letter dated June 8, 2010, exercising the renewal option for the Fourth Renewal Term pursuant to paragraph 3 of the Sixth Amendment to Agreement of Lease; by Eighth Amendment to Agreement of Lease dated February 26, 2013; by Ninth Amendment to Agreement of Lease dated March 12, 2014; by Tenth Amendment to Agreement of Lease dated as of May 31, 2017; by Eleventh Amendment to Agreement of Lease dated as of March 2, 2018; by Twelfth Amendment to Agreement of Lease dated May 22, 2020; and by Thirteenth Amendment to Agreement of Lease dated December 21, 2020 (hereinafter collectively the “Lease”);

    WHEREAS, the “Leased Premises” covered by the Lease is 89,177 agreed-upon rentable square feet of space in Buncher Commerce Park, Leetsdale Borough, Allegheny County, Pennsylvania, which is allocated as follows: (a) 81,929 agreed-upon rentable square feet of space in Buildings 18 and 18A; (b) 5,672 agreed-upon rentable square feet of space in the Parking Area; (c) 809 agreed-upon rentable square feet of space in the Building 18 Expansion Space; and (d) 767 agreed-upon rentable square feet of space in the Building 18 Second Expansion Space;

    WHEREAS, all terms defined in the Lease and used therein shall have the same meaning herein as in the Lease unless otherwise provided herein; and

    WHEREAS, the parties hereto desire to amend the Lease to (i) extend the term of the Lease for two (2) additional months (the “Sixth Extended Term”); (ii) restate the monthly rental for the Leased Premises during the balance of the Fourth Extended Term, restate the monthly rental for the Leased Premises for the Fifth Extended Term, and establish the monthly rental for the Lased Premises for the Sixth Extended Term;

(iii) relieve Tenant of the obligation to remove certain Alterations and equipment from the Leased Premises at the expiration of the term of the Lease in exchange for consideration payable by Tenant to Landlord; and (iv) amend existing Lease provisions and to incorporate additional provisions into the Lease to reflect the intentions of the parties.

    NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties hereto promise, covenant and agree that the Lease be and is hereby amended as follows:

1.    TERM: The Lease and the term thereof are hereby extended for the Sixth Extended Term to commence immediately following the expiration of the Fifth Extended Term of the Lease, i.e. April 1, 2022. The expiration date of the term of the Lease, as extended by the Sixth Extended Term, is hereby changed from March 31, 2022, to May 31, 2022.

2.     RENT: Effective on the date of execution hereof, paragraph 2 (Rent) of the Thirteenth Amendment to Agreement of Lease dated December 21, 2020, shall be null and void and of no further force and effect and the following shall be substituted therefor:

    “2.    RENT: Tenant shall pay to Landlord as rental for the Leased Premises the following amounts at the following times:

A.     Tenant shall continue to pay to Landlord on the first (1st) day of each calendar month during the balance of the Fourth Extended Term of the Lease including December 1, 2021, as monthly rental for the Building 18 Expansion Space and the Building 18 Second Expansion Space portions of the Leased Premises the amount of $[***], and beginning on January 1, 2022 and continuing on the first (1st) day of each succeeding calendar month thereafter during the Fifth Extended Term and Sixth Extended Term of the Lease, Tenant shall pay to Landlord as monthly rental for the Building 18 Expansion Space and the Building 18 Second Expansion Space portions of the Leased Premises the amount of $[***].

B.     Tenant shall continue to pay to Landlord on the first (1st) day of each calendar month during balance of the Fourth Extended Term of the Lease until and including December 1, 2021 as monthly rental for the Building 18, Building 18A, and the Parking Area portions of the Leased Premises the amount of $[***].

C.    Beginning on January 1, 2022 and continuing on the first (1st) day of each succeeding calendar month thereafter during the Fifth Extended Term and the Sixth Extended Term of the Lease, Tenant shall pay to Landlord as monthly rental for the Building 18, Building 18A, and the Parking Area portions of the Leased Premises the amount of $[***].

    The monthly rentals as set forth herein shall be payable in advance, without demand, deduction or set off. All rentals and other amounts payable under the Lease shall be paid to The Buncher Company at P. O. Box 768, Pittsburgh, Pennsylvania 15230-0768 or at such other place or to such other party as may be designated by Landlord in writing.

    If any installment of monthly rental or additional rental becomes overdue for a period in excess of ten (10) business days, Tenant shall pay interest at a monthly rate equal to one percent (1%) accruing from the due date to the date of payment thereof.

Such interest shall constitute additional rental due and payable to Landlord by Tenant. The interest charge will be in addition to, and not in lieu of, any other remedy Landlord may have under the Lease. If there are accrued and unpaid rental amounts, all payments of monthly rental and additional rental shall be applied in such order as Landlord shall determine.”

    3.    RELEASE OF OBLIGATION TO REMOVE CERTAIN ALTERATIONS AND EQUIPMENT FROM THE LEASED PREMISES AND RELEASE OF OBLIGATION TO MAKE CERTAIN FLOOR REPAIRS:

A.Subject to payment of $[***] by Tenant to Landlord within ten (10) days following the date of execution of this Fourteenth Amendment to Agreement of Lease, Landlord hereby releases Tenant from the obligation to, within fifteen (15) days following the expiration of the term of the Lease, (i) remove from the Leased Premises all existing alterations, fixtures and equipment located within the Leased Premises, installed by Tenant during the term of the Lease, including without limitation those items identified in that certain letter dated November 2, 2020, marked Exhibit D-14, attached hereto and made a part hereof; (ii) remove approximately 500 bolts that secure equipment to the warehouse concrete floor that Tenant is removing from the Leased Premises; and (iii) place epoxy or other filling material into the holes caused by the removal of the foregoing bolts. Tenant hereby warrants that, as to all alterations, fixtures and equipment to be abandoned by Tenant as set forth herein, it has good and marketable title free of all liens, encumbrances, liabilities and adverse claims. On the date of expiration or earlier termination of the term of the Lease, Tenant shall, if desired by Landlord, deliver to Landlord, its successors, assigns, or transferees, a Bill of Sale conveying to Landlord good and marketable title to all alterations, fixtures and equipment to be abandoned by Tenant as set forth herein.

B.Notwithstanding the foregoing, Tenant shall, at its sole cost and expense, (a) remove those alterations, fixtures and equipment itemized and described on Exhibit E-14 attached hereto and made a part hereof, and (b) remove, in compliance with the terms and conditions set forth in section 4 (Maintenance and Repair), section 5 (Alterations), section 10 (Surrender) and section 12 (Tenant’s Property) of the Agreement of Lease dated July 17, 1990, any and all future alterations, fixtures and equipment installed by Tenant following the date of this Fourteenth Amendment to Agreement of Lease.

    4.    CONFESSION OF JUDGMENT:    Tenant hereby restates, ratifies and confirms paragraph 5 (Confession of Judgment) of the Thirteenth Amendment to Agreement of Lease dated December 21, 2020:

    THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OR AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT IN THE EVENT OF A DEFAULT BY TENANT AS DESCRIBED BELOW. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY AND ON THE ADVICE OF SEPARATE COUNSEL OF TENANT, UNCONDITIONALLY WAIVES ANY AND ALL RIGHT THAT TENANT HAS OR MAY HAVE TO PRIOR NOTICE AND OPPORTUNITY FOR A HEARING UNDER THE CONSTITUTION AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. USE OF THESE WARRANTS OF ATTORNEY SHALL NOT EXHAUST THE SAME OR THE POWER TO THEREAFTER CONFESS JUDGMENTS, AS A CONTINUING REMEDY, TO BE USED AS OFTEN AS IT MAY BE REQUIRED, AND NOTWITHSTANDING ANY LAW OR RULE TO THE CONTRARY, A REPRODUCED COPY OF THIS INSTRUMENT CERTIFIED BY AN

ATTORNEY OF ANY COURT OF RECORD TO BE TRUE AND CORRECT SHALL BE SUFFICIENT EVIDENCE OF THE CONTENTS HEREOF FOR THE PURPOSES HEREINAFTER SET FORTH.

FOR VALUE RECEIVED AND FORTHWITH ON EVERY DEFAULT HEREUNDER OR ON ANY AND EVERY BREACH OF COVENANT HEREIN, TENANT HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE TO APPEAR FOR TENANT AND WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT OR A SERIES OF JUDGMENTS AGAINST TENANT AND IN FAVOR OF LANDLORD, ITS SUCCESSORS OR ASSIGNS, AS OF ANY TERM FOR THE FULL SUM DUE BY REASON OF ANY DEFAULT HEREUNDER, INCLUDING UNPAID RENT FOR THE BALANCE OF THE TERM OF THE LEASE, TOGETHER WITH COSTS OF SUIT AND REASONABLE ATTORNEYS’ FEES. TENANT FURTHER AUTHORIZES THE ISSUANCE OF WRITS OF EXECUTION AS LANDLORD MAY ELECT UPON ANY SUCH JUDGMENT OR JUDGMENTS, WITH RELEASE OF ALL ERRORS AND WITHOUT STAY OF EXECUTION AND INQUISITION, AND EXTENSION UPON ANY LEVY OF REAL ESTATE IS HEREBY WAIVED AND CONDEMNATION AGREED TO AND THE EXEMPTION OF ANY AND ALL PROPERTY FROM LEVY OR SALE BY VIRTUE OF ANY LAW NOW IN FORCE OR HEREINAFTER ENACTED IS ALSO EXPRESSLY WAIVED.

FOR THE PURPOSE OF OBTAINING POSSESSION OF THE LEASED PREMISES IN THE EVENT OF THE FAILURE OF TENANT TO VACATE THE LEASED PREMISES ON OR BEFORE THE EXPIRATION OF THE TERM OF THE LEASE, AS MAY BE EXTENDED, OR PRIOR TO THE EXPIRATION OF THE TERM OF THE LEASE IN THE EVENT OF DEFAULT, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE, TO APPEAR FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT FOR POSSESSION OF THE LEASED PREMISES, AND/OR TO APPEAR FOR AND CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST TENANT, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, TOGETHER WITH COSTS OF SUIT AND REASONABLE ATTORNEYS’ FEES, FOR WHICH THE LEASE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE LEASED PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION.

HAEMONETICS CORPORATION

By:	/s/ William P. Burke
William P. Burke
CFO

5.TENANT’S PROPERTY: Section 12 (Tenant’s Property) of the Agreement of Lease dated July 17, 1990, as modified by sub-paragraphs 3.A. and 3.B., is hereby supplemented, as follows:

A.If any equipment (i) identified and described on Exhibit E-14 attached hereto, or (ii) installed by Tenant following the date of this Fourteenth Amendment to Agreement of this Lease is anchored to the concrete floor of the Leased Premises by anchor bolts, said bolts shall be removed pursuant to the instructions on Exhibit C-14 attached hereto and made a part hereof.

    6.    BROKERAGE: Landlord and Tenant each hereby warrants to the other that no real estate broker has been involved in this transaction on its behalf and that no finder's fees or real estate commissions have been earned by any third party. If either party breaches the foregoing warranty, the breaching party shall indemnify, defend and hold harmless the other for any liability or claims for commissions or fees, including reasonable attorneys’ fees and costs, arising from a breach of this warranty.

    7.    TENANT’S ACKNOWLEDGMENT: Tenant hereby acknowledges that as of the date of this Fourteenth Amendment to Agreement of Lease, Landlord is not in default of any of its obligations under the Lease, and Tenant has no claims, counterclaims, offsets or defenses with respect to Landlord’s obligations under the Lease.

    8.    AUTHORIZATION: Tenant and Landlord each hereby represent and warrant that it has full authority to enter into, deliver, and perform its obligations hereunder; that the individual executing this Fourteenth Amendment to Agreement of Lease on behalf of such party has full authority to legally bind such party; that nothing herein conflicts with either of the party’s governing documents or any of its commitments or obligations; and that no consent or approval of any third party is required to perform its obligations hereunder.

    9.    NO OTHER MODIFICATIONS: Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect and are hereby ratified by Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have hereunto set their hands and seals the day and year first above written.

ATTEST:		THE BUNCHER COMPANY

By:	/s/ Richard E. Werner	By:	/s/ David B. Heaton
	Richard E. Werner		David B. Heaton
	Vice President and General Counsel		President/CEO
(Corporate Seal)

ATTEST:		HAEMONETICS CORPORATION

By:	/s/ Thomas Powers	By:	/s/ William P. Burke
	Thomas Powers		William P. Burke
	Assistant Corporate Secretary		CFO
(Corporate Seal)

ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS    )
                            )     ss:
COUNTY OF BRISTOL                )

    On this 11th day of November, 2021, before me, a Notary Public, personally appeared William P. Burke, who acknowledged himself to be the CFO of HAEMONETICS CORPORATION, a Massachusetts corporation, and that he as such CFO, being authorized to do so, executed the foregoing Fourteenth Amendment to Agreement of Lease, including but not limited to paragraph 4, for the purposes therein contained by signing in the name of the corporation by himself as CFO.

    WITNESS my hand and official seal the day and year aforesaid.

/s/ Sheryl A. Larkin

Notary Public

My Commission Expires: February 5, 2027